Exhibit 10.3

FLEWBER GLOBAL INC.

2021 Equity Incentive Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

Flewber Global Inc. (the “Company”) hereby enters into this Non-Qualified Stock Option Agreement, dated as of the date set forth below, with the Recipient named herein (the “Agreement”) and grants to the Recipient the stock options (“Options”) specified herein pursuant to the Flewber Global Inc. 2021 Equity Incentive Plan, as amended and in effect from time to time. The Terms and Conditions attached hereto are also a part hereof.

Name of recipient :
Date of this Options grant::
Number of Options granted pursuant to this Agreement:
Vesting Start Date:
Number of Options that are vested on the Vesting Start Date:
Number of Options that are unvested on the Vesting Start Date:
Initial Exercise Price of Options:
Right to Repurchase Unvested Options

Vesting Schedule:

Vesting Date:	Number of Options

FLEWBER GLOBAL INC.

Signature of Recipient	By:
Print Name:		Name: Marc Sellouk
[Address]		Title:

FLEWBER GLOBAL INC.

Non-Qualified Stock Option Agreement – Terms and Conditions

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into as of [_____] (the “Grant Date”) by and between Flewber Global Inc., a Delaware corporation (the “Company”) and [_____] (the “Recipient”).

1. Grant of Non-Qualified Stock Option. This Agreement is made pursuant to and is governed by the Company’s 2021 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company hereby grants to the Recipient on the Grant Date a Non-Qualified Stock Option to purchase [______] shares of Common Stock at the Exercise Price of [__] per share of Common Stock (the “Option”). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.

2. Vesting.

2.1 Vesting Schedule. If the Recipient has maintained Continuous Service with the Company through each date specified on the cover page hereof, a portion of the Options shall vest on such date in such amounts as are set forth opposite each such date on the cover page hereof. If the Recipient’s Continuous Service with the Company is terminated by the Company or by the Recipient for any reason, whether voluntarily or involuntarily, no additional Options shall become vested under any circumstances with respect to the Recipient. Any determination under this Agreement as to Continuous Service or other matters referred to above shall be made in good faith by the Committee or Board, whose decision shall be final and binding on all parties.

2.2 Acceleration. The Committee or Board may at any time provide that all or any portion of the Options awarded pursuant to this Agreement shall become free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a Change In Control of the Company occurs.

2.3 Change in Control. In the event of a Change in Control, the Committee or the Board may take such actions as provided in Section 15 of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term as follows:

3.1 Right to Exercise. This Option shall be exercisable cumulatively according to the vesting schedule set forth above, but the Option may not be exercised for a fraction of a share of Common Stock.

3.2 Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option (to the extent then vested), the number of shares of Common Stock with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Recipient:

(a)	cash;

(b)	check;

(c)	surrender of other shares of Common Stock which meet the conditions established by the Committee to avoid adverse accounting consequences to the Company (as determined by the Committee);

(d)	if approved by the Committee, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Exercise Price may be satisfied, in whole or in part, with shares of Common Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price;

(e)	if approved by the Committee, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Recipient shall receive the number of shares of Common Stock underlying the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate Exercise Price of the Option divided by the Fair Market Value on the date of exercise; or

(f)	any other method of payment for the issuance of shares of Common Stock to the extent provided under the Plan and approved by the Committee.

5. Exercise Period. The maximum term of the Option will be ten (10) years following the Grant Date (the “Option Term”). However, the Option shall terminate earlier, with respect to all vested and unvested shares of Common Stock exercisable pursuant to the Option, if the Recipient’s Continuous Service terminates prior to the end of the Option Term, in which case the Option shall:

(a)	be exercisable for a period of three (3) months following termination of Continuous Service for any reason other than the termination of Continuous Service as a result of Recipients Disability or death, or termination by the Company for Cause, but not later than the expiration of the Option Term;

(b)	be exercisable for a period of twelve (12) months following termination of Continuous Service by reason of Recipient’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Term; or

(c)	terminate immediately upon termination of Continuous Service by the Company for Cause.

6. Restrictions on Transfer. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient, except by will or by the laws of descent and distribution and shall be exercisable, during the lifetime, of the Recipient only by the Recipient. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Option or the rights relating thereto shall be wholly ineffective.

7. Rights as Stockholder. The Recipient shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the Option unless and until the Option vests and is exercised by the Recipient and thereafter settled by the issuance of such shares of Common Stock. Until the issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Common Stock subject to the Option, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

8. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Recipient any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Recipient’s employment at any time, with or without Cause.

9. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Option shall be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.

10. Withholding Taxes. The Company may withhold any and all applicable taxes required to be by the Company, in connection with the issuance or exercise of the Options to or by the Recipient, as provided in the Plan.

Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 10 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain Recipient’s signature on such additional documents. This power of attorney is coupled with an interest and is irrevocable by the Recipient.

11. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Recipient with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel

12. Recoupment Policy. This Award, and the shares of Common Stock acquired upon settlement of this Award, shall be subject to recoupment or clawback under any Company policy in effect from time to time, or to the extent required by applicable law in effect at the relevant time (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted.

13. Miscellaneous.

13.1 Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight delivery service, if to the Recipient, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

13.2  Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties’ signatories to this Agreement. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

13.3 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

13.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of Delaware without giving effect to the principles of the conflicts of laws thereof.

13.6 Construction. This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

13.7 Data Privacy. By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Recipient: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the issuance of RSUs and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form. For purposes of this Section 13.7, the term “Company” refers to the Company, its subsidiaries and any other Affiliate.

13.8 No Obligation to Maintain Continuous Service. Neither the Plan, nor this Agreement, nor any provision hereof imposes any obligation on the Company to maintain the Continuous Service of the Recipient.

13.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13.10 Section 409A of the Code. The RSUs hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Code, as amended, and the Committee or Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences